EXHIBIT 99.1

Worthington Steel Reports Third Quarter Fiscal 2024 Results

COLUMBUS, Ohio, March 21, 2024 – Worthington Steel, Inc. (NYSE: WS) today reported financial results for the fiscal 2024 third quarter ended February 29, 2024.

The Company reported net sales of $805.8 million and net earnings attributable to controlling interest of $49.0 million, or $0.98 per diluted share, for its fiscal 2024 third quarter. For the third quarter of fiscal 2023 ended February 28, 2023, the Company recorded net sales of $780.7 million and net earnings attributable to controlling interest of $5.4 million, or $0.11 per diluted share. Results in both the current year quarter and prior year quarter were impacted by certain items, as summarized in the table below and as further discussed in the Non-GAAP Financial Measures / Supplemental Data section later in this release.

(U.S. dollars in millions, except per share amounts)

	3Q 2024		3Q 2023
	After-Tax	Per Share	After-Tax	Per Share
Net earnings attributable to controlling interest	$49.0	$0.98	$5.4	$0.11
Separation costs	0.6	0.01	3.2	0.06
Adjusted net earnings attributable to controlling interest (Non-GAAP)	$49.6	$0.99	$8.6	$0.17

Financial highlights for the current and comparative periods are as follows:

(U.S. dollars in millions, except per share amounts)

	3Q 2024	3Q 2023	9M 2024	9M 2023
Net sales	$805.8	$780.7	$2,519.6	$2,723.7
Operating income	66.3	9.5	127.2	30.5
Equity in net income of unconsolidated affiliate	2.9	(0.2)	15.7	3.5
Net earnings attributable to controlling interest	49.0	5.4	101.5	19.8
Earnings per diluted share attributable to controlling interest	$0.98	$0.11	$2.05	$0.40

“The Worthington Steel team delivered a strong third quarter and I want to thank and congratulate our employees on their great performance in our first quarter as a standalone company,” said Geoff Gilmore, president and chief executive officer of Worthington Steel. “We saw improvements in sales, operating income and net income over the same quarter in 2023, and our teams are laser-focused on finishing the fiscal year strong.”

Consolidated Quarterly Results

Net sales for the third quarter of fiscal 2024 were $805.8 million, an increase of $25.1 million, or 3%, compared to the prior year quarter. The increase was driven primarily by a 1% increase in direct selling prices and an 11% increase in toll selling prices. Additionally, there was a 1% increase in direct tons and a 9% increase in toll tons sold in the current year quarter compared to the prior year quarter. Correspondingly, the mix of direct tons versus toll tons processed was 55% to 45% in the current year quarter, compared to 56% to 44% in the prior year quarter.

Gross margin increased by $56.9 million over the prior year quarter to $120.1 million. The increase was driven primarily by improved direct spreads and higher volume. Direct spreads, up $52.9 million, benefited from a $45.9 million favorable change from an estimated $26.6 million inventory holding loss in the prior year quarter to an estimated $19.3 million inventory holding gain in the current year quarter.

Operating income improved by $56.8 million over the prior year quarter to $66.3 million, primarily due to the improved gross margin. Operating income incrementally benefited from a $3.0 million decrease in costs associated with the Company's December 1, 2023 separation from Worthington Enterprises, Inc. (“Separation”) compared to the prior year quarter. These increases were offset by higher selling, general and administrative (“SG&A”) expense, up $3.1 million, primarily due to increased wage and benefit costs resulting from a combination of higher headcount after the Separation as well as continued inflationary pressures.

Recent Developments

•
On December 1, 2023, in connection with the Separation of the Company from Worthington Enterprises, Inc. (“Former Parent”), a $150.0 million distribution was paid to the Former Parent.

•
On March 13, 2024, Worthington Steel Joint Venture, TWB Company signed a licensing agreement with AcerlorMittal Tailored Blanks for a patented ablation technology that will expand the organization’s capabilities in North America.

•
On March 21, 2024, Worthington Steel’s Board of Directors declared a quarterly dividend of $0.16 per share payable on June 28, 2024 to shareholders of record on June 14, 2024.

Outlook

“Our company is performing well,” Gilmore said. “Our team is aligned and focused on creating value for our shareholders and working with our customers to ensure the products the world uses every day are stronger, better performing and more durable. I’m optimistic about our future and confident in our team, our growth plans and our strategy.”

Conference Call

The Company will review fiscal 2024 third quarter results during its quarterly conference call on March 22, 2024, beginning at 8:30 a.m., Eastern Time. Details regarding the conference call are located in the investor section of the Company's website at www.WorthingtonSteel.com.

About Worthington Steel

Worthington Steel (NYSE:WS) is a metals processor that partners with customers to deliver highly technical and customized solutions. Worthington Steel’s expertise in carbon flat-roll steel processing, electrical steel laminations and tailor welded solutions are driving steel toward a more sustainable future.

As one of the most trusted metals processors in North America, Worthington Steel and its 4,600 employees harness the power of steel to advance our customers’ visions through value-added processing capabilities including galvanizing, pickling, configured blanking, specialty cold reduction, lightweighting and electrical lamination. Headquartered in Columbus, Ohio, Worthington Steel operates 32 facilities in seven states and six countries. Following a people-first Philosophy, commitment to sustainability and proven business system, Worthington Steel’s purpose is to generate positive returns by providing trusted and innovative solutions for customers, creating opportunities for employees, and strengthening its communities.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “expect,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the Company’s separation from Worthington Enterprises, Inc. (the “Separation”); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the tax treatment of the Separation transaction; the leadership of the Company following the Separation; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: our ability to successfully realize the anticipated benefits of the Separation; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive, construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, as well as potential adverse impacts as a result of the Inflation Reduction Act of 2022, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission (“SEC”) and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effect of tax laws in the United States and potential changes for such laws, which may increase the Company's costs and negatively impact its operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the SEC, including those described in the “Risk Factors” section of the information statement filed as Exhibit 99.1 to the Company’s Amendment No. 3 to its registration statement on Form 10 filed with the SEC on November 14, 2023.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, you should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS
(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023
Net sales	$805.8	$780.7	$2,519.6	$2,723.7
Cost of goods sold	685.7	717.5	2,210.8	2,537.4
Gross margin	120.1	63.2	308.8	186.3
Selling, general and administrative expense	52.8	49.7	160.7	147.7
Impairment of long-lived assets	-	-	1.4	0.3
Restructuring and other income, net	-	-	-	(4.2)
Separation costs	1.0	4.0	19.5	12.0
Operating income	66.3	9.5	127.2	30.5
Other income (expense):
Miscellaneous income, net	0.1	1.3	1.6	2.4
Interest expense, net	(2.9)	(0.5)	(3.6)	(2.7)
Equity in net income of unconsolidated affiliate	2.9	(0.2)	15.7	3.5
Earnings before income taxes	66.4	10.1	140.9	33.7
Income tax expense	14.0	0.8	28.5	5.6
Net earnings	52.4	9.3	112.4	28.1
Net earnings attributable to noncontrolling interests	3.4	3.9	10.9	8.3
Net earnings attributable to controlling interest	$49.0	$5.4	$101.5	$19.8

Basic
Weighted average common shares outstanding(1)	49.3	49.3	49.3	49.3
Earnings per share attributable to controlling interest	$0.99	$0.11	$2.06	$0.40

Diluted
Weighted average common shares outstanding(2)	50.3	49.3	49.6	49.3
Earnings per share attributable to controlling interest	$0.98	$0.11	$2.05	$0.40

Common shares outstanding at end of period(1)	49.3	49.3	49.3	49.3

Cash dividends declared per share	$0.16	n/a	$0.16	n/a

(1)
Prior to the third quarter of fiscal 2024, reported Weighted average common shares outstanding (Basic) and Common shares outstanding at end of period reflects the basic shares at the Separation date. This share amount is being utilized for the calculation of basic earnings per share for periods presented prior to the Separation date.

(2)
Prior to the third quarter of fiscal 2024, reported Weighted average common shares outstanding (Diluted) reflects the basic shares at the Separation date. This share amount is being utilized for the calculation of diluted earnings per share for periods presented prior to the Separation date.

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions, except share amounts)

(Unaudited)

	February 29,	May 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$60.8	$32.7
Receivables, less allowances of $1.8 and $2.6 at February 29, 2024 and May 31, 2023, respectively	468.8	468.0
Inventories
Raw materials	157.1	173.9
Work in process	175.8	164.1
Finished products	75.3	76.8
Total inventories	408.2	414.8
Income taxes receivable	6.2	4.3
Assets held for sale	1.8	3.4
Prepaid expenses and other current assets	77.1	57.7
Total current assets	1,022.9	980.9
Investment in unconsolidated affiliate	130.3	114.6
Operating lease assets	72.2	75.3
Goodwill	79.7	78.6
Other intangible assets, net of accumulated amortization of $43.7 and $38.9 at February 29, 2024
and May 31, 2023, respectively	78.6	83.4
Deferred tax asset	5.8	6.3
Other assets	12.1	10.9
Property, plant and equipment:
Land	39.1	37.6
Buildings and improvements	176.8	168.6
Machinery and equipment	892.2	847.5
Construction in progress	48.9	20.3
Total property, plant and equipment	1,157.0	1,074.0
Less: accumulated depreciation	709.6	659.6
Total property, plant and equipment, net	447.4	414.4
Total assets	$1,849.0	$1,764.4

Liabilities and equity
Current liabilities:
Accounts payable	$407.3	$402.2
Short-term borrowings	147.2	2.8
Accrued compensation, contributions to employee benefit plans and related taxes	46.7	31.9
Dividends payable	8.5	-
Other accrued items	15.3	15.6
Current operating lease liabilities	6.7	5.9
Income taxes payable	13.7	-
Current maturities of long-term debt due to Former Parent	-	20.0
Total current liabilities	645.4	478.4
Other liabilities	38.2	33.6
Noncurrent operating lease liabilities	68.4	71.7
Deferred income taxes	26.7	26.1
Total liabilities	778.7	609.8
Preferred shares, without par value; authorized - 1,000,000 shares at February 29, 2024;
no shares issued or outstanding	-	-
Common shares, without par value; authorized - 150,000,000 shares at February 29, 2024; issued
and outstanding 49,294,494 shares and 100 shares at February 29, 2024 and May 31, 2023, respectively	-	-
Additional Paid-in Capital	903.0	-
Retained Earnings	40.9	-
Net Investment by Former Parent	-	1,031.1
Accumulated other comprehensive loss, net of taxes of $(1.5) and $(2.6) at February 29, 2024
and May 31, 2023, respectively	(6.3)	(2.1)
Total Shareholders' equity - controlling interest	937.6	1,029.0
Noncontrolling interests	132.7	125.6
Total equity	1,070.3	1,154.6
Total liabilities and equity	$1,849.0	$1,764.4

WORTHINGTON STEEL, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	February 29,	February 28,	February 29,	February 28,
	2024	2023	2024	2023
Operating activities:
Net earnings	$52.4	$9.3	$112.4	$28.1
Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	15.9	17.0	49.2	52.4
Impairment of long-lived assets	-	-	1.4	0.3
Benefit from deferred income taxes	(0.9)	(0.1)	(1.1)	(0.3)
Bad debt expense (income)	(0.2)	2.3	(0.6)	3.6
Equity in net income of unconsolidated affiliate, net of distributions	(2.9)	10.2	(15.7)	6.5
Net gain on sale of assets	-	-	(0.4)	(3.8)
Stock-based compensation	2.2	2.7	8.3	7.5
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	(52.1)	9.6	4.4	123.6
Inventories	(34.9)	34.3	13.4	179.4
Accounts payable	45.5	14.6	(4.4)	(161.5)
Accrued compensation and employee benefits	4.4	(1.0)	1.7	(6.5)
Other operating items, net	15.3	19.3	(4.7)	6.4
Net cash provided by operating activities	44.7	118.2	163.9	235.7

Investing activities:
Investment in property, plant and equipment	(22.4)	(10.8)	(58.6)	(36.4)
Proceeds from sale of assets, net of selling costs	-	-	0.8	23.2
Acquisitions, net of cash acquired	-	-	(21.0)	-
Net cash used in investing activities	(22.4)	(10.8)	(78.8)	(13.2)

Financing activities:
Dividend to Former Parent	(150.0)	-	(150.0)	-
Transfers to Former Parent, net	3.8	(99.5)	(47.6)	(138.7)
Proceeds from (repayment of) short-term borrowings	(45.0)	(1.3)	127.2	(44.4)
Proceeds from revolving credit facility borrowings - swingline	142.6	-	142.6	-
Repayments of revolving credit facility borrowings - swingline	(125.4)	-	(125.4)	-
Principal payments on long-term debt	-	(5.0)	-	(15.0)
Payments to noncontrolling interests	(1.9)	-	(3.8)	(11.8)
Net cash used in financing activities	(175.9)	(105.8)	(57.0)	(209.9)

Increase (decrease) in cash and cash equivalents	(153.6)	1.6	28.1	12.6
Cash and cash equivalents at beginning of period	214.4	31.1	32.7	20.1
Cash and cash equivalents at end of period	$60.8	$32.7	$60.8	$32.7

WORTHINGTON STEEL, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In millions, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also presents certain non-GAAP financial measures including (a) adjusted operating income, (b) adjusted earnings before income taxes, (c) adjusted income tax expense (benefit), (d) adjusted net earnings attributable to controlling interest, (e) adjusted net earnings per diluted share attributable to controlling interest, (f) adjusted net earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”), (g) adjusted net earnings before interest, taxes, depreciation and amortization attributable to controlling interest (“adjusted EBITDA”), (h) pro forma adjusted net earnings before interest and taxes attributable to controlling interest ("pro forma adjusted EBIT") and (i) free cash flow.

These non-GAAP financial measures typically exclude impairment and restructuring charges (gains), but may also exclude other items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, and determine incentive compensation and believes these non-GAAP financial measures provide useful information to investors because they provide additional perspective on the performance of the Company’s ongoing operations. Additionally, management believes these non-GAAP financial measures provide useful information to investors because they allow for meaningful comparisons and analysis of trends in the Company’s business and enable investors to evaluate operations and future prospects in the same manner as management.

For the purposes of the subsequent tables, the non-GAAP measures have been adjusted for the reasons identified below:

•
Impairment of long-lived assets - impairments are excluded because they do not occur in the ordinary course of the Company's ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
•
Restructuring activities - restructuring activities consist of items that are not part of the Company's ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions).
•
Separation costs - direct and incremental costs incurred in connection with the Separation from Former Parent, including audit, legal, and other fees paid to third-party advisors as well as direct and incremental costs associated with the separation of shared corporate functions which are not part of the Company's ongoing operations.

The following provides a reconciliation to adjusted operating income, adjusted earnings before income taxes, adjusted income tax expense (benefit), adjusted net earnings attributable to controlling interest and adjusted net earnings per diluted share attributable to controlling interest from the most comparable GAAP measures for the three- and nine-month periods ended February 29, 2024 and February 28, 2023.

	Three Months Ended February 29, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$66.3	$66.4	$14.0	$49.0	$0.98
Separation costs	1.0	1.0	(0.3)	0.6	0.01
Non-GAAP	$67.3	$67.4	$13.7	$49.6	$0.99

	Three Months Ended February 28, 2023
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$9.5	$10.1	$0.8	$5.4	$0.11
Separation costs	4.0	4.0	(0.9)	3.2	0.06
Non-GAAP	$13.5	$14.1	$(0.1)	$8.6	$0.17

	Nine Months Ended February 29, 2024
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$127.2	$140.9	$28.5	$101.5	$2.05
Impairment of long-lived assets	1.4	1.4	(0.2)	0.7	0.01
Separation costs	19.5	19.5	(4.3)	15.1	0.31
Non-GAAP	$148.1	$161.8	$24.0	$117.3	$2.37

	Nine Months Ended February 28, 2023
	Operating Income	Earnings Before Income Taxes	Income Tax Expense	Net Earnings Attributable to Controlling Interest	Net Earnings per Diluted Share Attributable to Controlling Interest
GAAP	$30.5	$33.7	$5.6	$19.8	$0.40
Impairment of long-lived assets	0.3	0.3	(0.1)	0.1	-
Restructuring and other income, net	(4.2)	(4.2)	0.6	(1.7)	(0.03)
Separation costs	12.0	12.0	(2.6)	9.4	0.19
Non-GAAP	$38.6	$41.8	$3.5	$27.6	$0.56

To further assist in the analysis of results for the periods presented, the following volume and net sales information for three- and nine-month periods ended February 29, 2024 and February 28, 2023 has been provided along with a reconciliation of adjusted EBIT and adjusted EBITDA to the most comparable GAAP measure, which is net earnings attributable to controlling interests. Adjusted EBIT margin is calculated by dividing adjusted EBIT by net sales. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

	Three Months Ended
	February 29,	February 28,
	2024	2023
Volume (tons)	985,668	944,851
Net Sales	$805.8	$780.7

Net earnings attributable to controlling interest	$49.0	$5.4
Interest expense, net	2.9	0.5
Income tax expense	14.0	0.8
Separation costs	1.0	4.0
Adjusted EBIT	66.9	10.7
Depreciation and amortization	15.9	17.0
Adjusted EBITDA	$82.8	$27.7

Adjusted EBIT margin	8.3%	1.4%
Adjusted EBITDA margin	10.3%	3.5%

	Nine Months Ended
	February 29,	February 28,
	2024	2023
Volume (tons)	2,977,808	2,901,647
Net Sales	$2,519.6	$2,723.7

Net earnings attributable to controlling interest	$101.5	$19.8
Interest expense, net	3.6	2.7
Income tax expense	28.5	5.6
Impairment of long-lived assets(2)	0.9	0.1
Restructuring and other income, net(1)	-	(2.4)
Separation costs	19.5	12.0
Adjusted EBIT	154.0	37.8
Depreciation and amortization	49.2	52.4
Adjusted EBITDA	$203.2	$90.2

Adjusted EBIT margin	6.1%	1.4%
Adjusted EBITDA margin	8.1%	3.3%

(1)
Excludes the noncontrolling interest portion of restructuring and other income, net of $(1.8) million in the prior year period.
(2)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million and $0.2 million in the current year period and prior year period, respectively.

The table below provides a reconciliation from net earnings (loss) attributable to controlling interest (the most comparable GAAP financial measure) to the non-GAAP financial measures, EBITDA and adjusted EBITDA, for each of the past five fiscal quarters and the twelve months ended February 29, 2024.

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2024	2024	2024	2023	2023
Net earnings (loss) attributable to controlling interest	$49.0	$(6.0)	$58.5	$67.3	$5.4
Interest expense, net	2.9	0.2	0.5	0.4	0.5
Income tax expense (benefit)	14.0	(2.5)	17.0	23.4	0.8
Depreciation and amortization	15.9	16.4	16.9	17.1	17.0
EBITDA	81.8	8.1	92.9	108.2	23.7
Impairment of long-lived assets	-	-	0.9	1.8	-
Restructuring and other income, net	-	-	-	-	-
Separation costs	1.0	14.9	3.6	5.5	4.0
Adjusted EBITDA	$82.8	$23.0	$97.4	$115.5	$27.7

Trailing twelve months adjusted EBITDA	$318.7

The following provides a reconciliation of net cash provided by (used in) operating activities (the most comparable GAAP financial measure) to free cash flow each of the past four fiscal quarters and the twelve months ended February 29, 2024. Free cash flow is a non-GAAP financial measure that management believes measures the Company's ability to generate cash beyond what is required for its business operations and capital expenditures.

	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter
	2024	2024	2024	2023
Net cash provided by (used in) operating activities	$44.7	$139.9	$(20.7)	$79.2
Investment in property, plant and equipment	(22.4)	(18.9)	(17.3)	(9.0)
Free cash flow	$22.3	$121.0	$(38.0)	$70.2

Trailing twelve months free cash flow	$175.5

To further assist in the analysis of results for the periods presented, the following information for the three- and nine-month periods ended February 29, 2024 and February 28, 2023 has been provided along with a reconciliation of net earnings attributable to controlling interest (the most comparable GAAP financial measure) to pro forma adjusted EBIT. Pro forma adjusted EBIT is a non-GAAP financial measure that management believes includes incremental and on-going impacts to the Company's operating results as a stand-alone public company resulting from the Separation from Former Parent. The pro forma financial information assumes the Separation occurred on June 1, 2022, the first day of the Company's 2023 fiscal year..

The pro forma financial information has been prepared based upon the best available information and management estimates and is subject to assumptions and adjustments described in the accompanying footnotes. It is not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the pro forma financial information is being provided for informational purposes only, and is not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available on the date of this release.

There were no incremental pro forma adjustments made for the three months ended February 29, 2024 given this period included the actual results of operating as a stand-alone public company. For the nine months ended February 29, 2024, the adjustments included in the information below represent only the adjustments for the period prior to the Separation.

	Three Months Ended
	February 29,	February 28,
	2024	2023
Net earnings attributable to controlling interest	$49.0	$5.4
Interest expense, net	2.9	0.5
Income tax expense	14.0	0.8
Separation costs	1.0	4.0
Adjusted EBIT	66.9	10.7
Pro Forma Adjustments:
Incremental steel supply agreement margin(1)	-	1.0
Incremental stand-alone corporate costs(2)	-	(3.4)
Total Pro Forma Adjustments	-	(2.4)
Pro Forma Adjusted EBIT	$66.9	$8.3

	Nine Months Ended
	February 29,	February 28,
	2024	2023
Net earnings attributable to controlling interest	$101.5	$19.8
Interest expense, net	3.6	2.7
Income tax expense	28.5	5.6
Impairment of long-lived assets(4)	0.9	0.1
Restructuring and other income, net(3)	-	(2.4)
Separation costs	19.5	12.0
Adjusted EBIT	154.0	37.8
Pro Forma Adjustments:
Incremental steel supply agreement margin(1)	1.9	2.9
Incremental stand-alone corporate costs(2)	(8.5)	(10.0)
Total Pro Forma Adjustments	(6.6)	(7.1)
Pro Forma Adjusted EBIT	$147.4	$30.7

(1)
Reflects the incremental margin on sales to Former Parent under the steel supply agreement between the Company and Former Parent.
(2)
Includes an increase in SG&A expense for the three and nine months ended February 29, 2024 and February 28, 2023 respectively, to capture the effects of recurring and ongoing costs required to operate the Company's stand-alone corporate functions as well as public company costs, offset by lower corporate profit sharing and bonus expense post-separation than what was allocated to the Company in the combined financial statements due to the employee matters agreement with Former Parent.
(3)
Excludes the noncontrolling interest portion of restructuring and other income, net of $(1.8) million in the prior year period.

(4)
Excludes the noncontrolling interest portion of impairment of long-lived assets of $0.5 million and $0.2 million in the current year period and prior year period, respectively.

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